SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 19, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

On February 18, 2004, the Board of Directors of PG&E Corporation authorized the amendment of the Rights Agreement (Rights Agreement) dated as of December 22, 2000, between PG&E Corporation and Mellon Investor Services LLC (Rights Agent) by providing that the rights to purchase one one-hundredth of a share of PG&E Corporation's Series A Preferred Stock, par value $100 per share, that were distributed to PG&E Corporation's shareholders on December 20, 2000, will expire on the close of business on the date that Pacific Gas and Electric Company's confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code becomes effective. PG&E Corporation has delivered to the Rights Agent an Amendment of Rights Agreement and Certification of Compliance with Section 26 dated February 18, 2004, directing the Rights Agent to amend Section 7(a) of the Rights Agreement by deleting clause (ii) thereof and replacing it with the following: "(ii) the Close of Business on the date that Pacific Gas and Electric Company's confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code becomes effective."

The Amendment of Rights Agreement and Certification of Compliance with Section 26 is attached hereto as Exhibit 99. The above description of the amendment and its effect does not purport to be complete and is qualified in its entirety by reference to such Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit 99 - Amendment of Rights Agreement dated February 18, 2004 between PG&E Corporation and Mellon Investor Services LLC

Item 12. Results of Operations and Financial Condition

The information contained in this Current Report on Form 8-K pursuant to Item 12, including the press release attached hereto, is being furnished, not filed.

On February 19, 2004, PG&E Corporation issued the press release attached hereto announcing its financial results, and the financial results of its subsidiary, Pacific Gas and Electric Company, for the fourth quarter and the full year ended December 31, 2003.

PG&E Corporation presents results and guidance on an "earnings from operations" basis in order to provide investors with a measure that reflects the underlying financial performance of the business and offers investors a basis on which to compare performance from one period to another, exclusive of items that, in management's judgment, are not reflective of the normal course of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
/s/ CHRISTOPHER P. JOHNS

Christopher P. Johns Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
/s/ DINYAR B. MISTRY

Dinyar B. Mistry Vice President and Controller

Dated: February 19, 2004

FOR IMMEDIATE RELEASE	February 19, 2004

CONTACT: PG&E Corporation

PG&E CORP. REPORTS FULL YEAR AND FOURTH QUARTER 2003 FINANCIAL RESULTS

PG&E Corporation earned $1.06 per share in consolidated net income in 2003, compared with a net loss of $2.26 per share in 2002. (All "per share" amounts in this release are presented on a diluted basis.)

Consolidated earnings from operations for PG&E Corporation and Pacific Gas and Electric Company in 2003 were $1.48 per share, compared with $2.22 per share in 2002.
Pacific Gas and Electric Company's 2003 earnings from operations, without headroom, were $1.49 per share, compared with $2.08 per share for 2002.

(San Francisco) -- PG&E Corporation (NYSE: PCG) earned $420 million, or $1.06 per share, in consolidated net income in 2003, compared with a net loss of $874 million, or $2.26 per share, in 2002. For the fourth quarter only, consolidated net income was $37 million, or $0.09 per share, in 2003, compared with a net loss of $2,189 million, or $5.41 per share, in the fourth quarter of 2002.

On an earnings-from-operations basis, PG&E Corporation and its California utility business, Pacific Gas and Electric Company, earned $611 million, or $1.48 per share in 2003, compared with $851 million, or $2.22 per share in 2002. Earnings from operations for the fourth quarter only were $139 million, or $0.34 per share, in 2003, compared with $220 million, or $0.55 per share, in 2002.

PG&E Corporation's earnings from operations do not include results from National Energy & Gas Transmission, Inc. (NEGT). Also excluded from earnings from operations are headroom at Pacific Gas and Electric Company, as well as certain non-operating income and expenses that are listed as "Items Impacting Comparability" on the attached supplemental financial table, which reconciles earnings from operations with consolidated net income in accordance with generally accepted accounting principles (GAAP).

Income from headroom (the difference between Pacific Gas and Electric Company's generation-related costs and generation-related revenues) was $43 million, or $0.11 per share, in the fourth quarter of 2003, compared with $133 million, or $0.33 per share, in the fourth quarter of 2002. Total headroom in 2003 was $677 million, or $1.64 per share, compared with $1,051 million, or $2.74 per share, in 2002.

For the full year 2003, items impacting comparability at the Corporation and Pacific Gas and Electric Company primarily included incremental interest costs of $370 million, or $0.85 per share, as well as Chapter 11 costs and costs related to the California energy crisis of $123 million, or $0.30 per share, generally consisting of external legal fees, financial advisory fees and other related costs.

As disclosed in the Corporation's annual report on Form 10-K for 2003, accounting for stock options as an expense in 2003 would have reduced earnings by $0.05 per share.

PACIFIC GAS AND ELECTRIC COMPANY

Pacific Gas and Electric Company contributed $616 million, or $1.49 per share, to earnings from operations in 2003, compared with $797 million, or $2.08 per share, in 2002.

For the fourth quarter only, Pacific Gas and Electric Company's earnings from operations were $141 million, or $0.35 per share, in 2003, compared with $204 million, or $0.51 per share, in 2002.

The difference between Pacific Gas and Electric Company's 2003 and 2002 earnings from operations, both for the full year and for the fourth quarter, largely reflected the delay of a final decision in the 2003 General Rate Case (GRC), which is pending at the California Public Utilities Commission (CPUC). While the delay of the final GRC decision affects earnings from operations, it did not significantly affect the utility's or the Corporation's consolidated net income, because the majority of any revenues authorized for 2003 are recognized in existing headroom, which is included in 2003 consolidated net income.

The delay of the GRC decision is not expected to impact 2004 earnings from operations or 2004 earnings guidance, because Pacific Gas and Electric Company continues to expect that the final GRC decision will reflect the terms of the settlement agreement the utility reached in September with the CPUC's Office of Ratepayer Advocates and various consumer groups. Under the settlement, the CPUC would authorize base revenues for 2003 and provide for timely and predictable revenue adjustments in 2004, 2005 and 2006 to cover higher expenses for rate base growth and inflation.

In addition to the delay of the GRC decision, the year-over-year difference in utility earnings from operations is attributable to lower revenues in 2003 from the utility's California gas transmission pipeline due to increased hydroelectric production, which reduced the demand for some gas-fired generation. Additionally, PG&E Corporation had a greater number of average shares outstanding in 2003. These factors were offset partially by the positive impact of higher electric transmission rates that went into effect in August 2003.

CHAPTER 11 EXIT ACTIVITIES

Pacific Gas and Electric Company continues to move forward as planned with preparations to implement the Plan of Reorganization approved in December by the CPUC and federal bankruptcy court. The utility has targeted April 2004 to complete the sale of the long-term debt, which the utility expects to be the last condition of the Plan of Reorganization to be satisfied. The plan provides that the effective date will occur 11 business days after all the conditions have been satisfied.

"We continue to see a clear path to stability and increasing financial performance through Pacific Gas and Electric Company's upcoming exit from Chapter 11," said Robert D. Glynn, Jr., PG&E Corporation Chairman of the Board, CEO and President.

NATIONAL ENERGY & GAS TRANSMISSION

PG&E Corporation's consolidated net income for the full year 2003 includes financial results for NEGT only for the period January 1 through July 7, 2003, which are classified as results from discontinued operations.

On July 8, 2003, NEGT, then named PG&E National Energy Group, Inc., and certain of its subsidiaries filed for Chapter 11. PG&E Corporation no longer has representatives on NEGT's Board of Directors and no longer retains significant influence over the ongoing operations of NEGT. PG&E Corporation's equity interest in NEGT is expected to be eliminated when the bankruptcy court approves a plan of reorganization for NEGT.

As appropriate under accounting rules, as of July 8, 2003, PG&E Corporation is no longer including NEGT in the Corporation's consolidated results and has begun using the cost method of accounting to reflect its ownership interest in NEGT.

GUIDANCE FOR 2004 EARNINGS FROM OPERATIONS

Reaffirming its previously issued earnings guidance, the Corporation expects 2004 earnings from operations for PG&E Corporation and Pacific Gas and Electric Company to be in the range of $2.00-$2.10 per share.

Guidance estimates reflect forecasted results for PG&E Corporation and Pacific Gas and Electric Company; guidance does not include NEGT. Guidance for 2004 is based on a number of assumptions, including the assumption that the confirmed plan of reorganization is implemented in a timely manner. Guidance also assumes that the CPUC issues a final decision in the utility's 2003 GRC that is consistent with the terms of the GRC settlement agreement.

PG&E Corporation bases guidance on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP.

The attachment to this news release reconciles 2004 estimated earnings per share from operations with estimated consolidated net income per share in accordance with GAAP.

###

A conference call with the financial community will be held today at 11:00 a.m. Eastern Standard Time to discuss PG&E Corporation's results for the full year and the fourth quarter 2003. The call will be open to the public on a listen-only basis via webcast. Please visit our website www.pgecorp.com for more information and instructions for accessing the webcast. A replay of the conference call will be available toll-free by calling (877) 470-0867, and also will be available on our website. International callers will be able to access the replay by dialing (402) 220-0642.

This press release and the attachment contain forward-looking statements regarding estimated earnings for 2004 and the outcome of the Utility's Chapter 11 proceeding. These statements are based on current expectations and assumptions which management believes are reasonable and on information currently available to management but are necessarily subject to various risks and uncertainties. Actual results could differ materially from those contemplated by the forward-looking statements. Some of the factors that could cause future results to differ materially include:

Whether and on what terms the Utility's confirmed plan of reorganization is timely implemented;

Unanticipated changes in operating expenses or capital expenditures;

The level and volatility of wholesale electricity and natural gas prices and supplies, and the Utility's ability to manage and respond to the levels and volatility successfully;

Weather, storms, earthquakes, fires, floods, other natural disasters, explosions, accidents, mechanical breakdowns and other events or hazards that affect demand, result in power outages, reduce generating output, or cause damage to the Utility's assets or operations or those of third parties on which the Utility relies;

Unanticipated population growth or decline, changes in market demand and demographic patterns, and general economic and financial market conditions, including unanticipated changes in interest or inflation rates;

The extent to which the Utility's residual net open position (i.e., the amount of electricity the Utility needs to meet its customers' electricity demands that is not provided by Utility-owned generation, Utility power purchase contracts, or the electricity provided by the California Department of Water Resources, or DWR, and allocated to the Utility) increases or decreases due to changes in customer and economic growth rates, the periodic expiration or termination of Utility or DWR power purchase contracts, the reallocation of the DWR power purchase contracts, whether various counterparties are able to meet their obligations under their power sale agreements with the Utility or with the DWR, the retirement or other closure of the Utility's electricity generation facilities, the performance of the Utility's electricity generation facilities, and other factors;

The operation of the Utility's Diablo Canyon nuclear power plant, which exposes the Utility to potentially significant environmental and capital expenditure outlays;

Actions of credit rating agencies;

Acts of terrorism;

The outcome of pending litigation, rate cases, including the 2003 General Rate Case and other regulatory proceedings;

The impact of future legislative or regulatory actions;

How the CPUC administers the capital structure, stand-alone dividend and first priority conditions of the CPUC's decisions permitting the establishment of holding companies for California investor-owned electric utilities;

Whether the Utility is in compliance with all applicable rules, tariffs and orders relating to electricity and natural gas utility operations, and the extent to which a finding of non-compliance could result in customer refunds, penalties or other non-recoverable expenses;

Whether the Utility is required to incur material costs or capital expenditures or curtail or cease operations at affected facilities to comply with existing and future environmental laws, regulations and policies;

Increased competition as a result of the takeover by condemnation of the Utility's distribution assets, duplication of the Utility's distribution assets or service by local public utility districts, self-generation by its customers and other forms of competition that may result in stranded investment capital, decreased customer growth, loss of customer load, and additional barriers to cost recovery; and

The extent to which the Utility's distribution customers switch between purchasing electricity from the Utility and from alternate energy service providers as direct access customers and the extent to which cities, counties and others in the Utility's service territory begin directly serving the Utility's customers or combine to form community choice aggregators.

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PG&E Corporation
CONDENSED STATEMENT OF CONSOLIDATED INCOME
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,

(in millions, except per share amounts)	2003	2002	2003	2002

Operating Revenues
Electric	$1,759	$1,724	$7,582	$8,178
Natural gas	779	673	2,853	2,327

Total Operating Revenues	2,538	2,397	10,435	10,505

Operating Expenses
Cost of electricity	584	573	2,309	1,447
Cost of natural gas	428	309	1,438	895
Operating expenses including depreciation	1,165	893	4,185	4,054
Reorganization items	44	80	160	155

Total Operating Expenses	2,221	1,855	8,092	6,551

Operating Income	317	542	2,343	3,954
Interest expense, net and other	(276)	(242)	(1,094)	(1,094)

Income Before Income Taxes	41	300	1,249	2,860
Income tax provision	4	109	458	1,137

Income from Continuing Operations	37	191	791	1,723
Discontinued Operations of NEGT (a)	-	(2,380)	(365)	(2,536)

Net Income (Loss) Before Cumulative Effect of Changes in Accounting Principles	37	(2,189)	426	(813)
Cumulative effect of changes in accounting principles	-	-	(6)	(61)

Net Income (Loss)	$37	$(2,189)	$420	$(874)

Weighted Average Common Shares Outstanding, Diluted	401	404	413	384
Earnings (Loss) Per Common Share, Basic	$0.10	$(5.75)	$1.09	$(2.36)
Earnings (Loss) Per Common Share, Diluted	$0.09	$(5.41)	$1.06	$(2.26)

	Earnings (Loss)		Earnings (Loss) per Share (Diluted)
	Three months ended December 31,		Three months ended December 31,

	2003	2002	2003	2002

Pacific Gas and Electric Company and Holding Company
Pacific Gas and Electric Company	$141	$204	$0.35	$0.51
Holding Company	(2)	16	(0.01)	0.04

Earnings from Operations	139	220	0.34	0.55
Headroom	43	133	0.11	0.33
Items Impacting Comparability (b)	(145)	(145)	(0.36)	(0.36)

Reported Earnings	37	208	0.09	0.52
NEGT (a)	-	(2,397)	-	(5.93)

PG&E Corporation Reported Earnings	$37	$(2,189)	$0.09	$(5.41)

	Earnings (Loss)		Earnings (Loss) per Share (Diluted)
	Twelve months ended December 31,		Twelve months ended December 31,

	2003	2002	2003	2002

Pacific Gas and Electric Company and Holding Company
Pacific Gas and Electric Company	$616	$797	$1.49	$2.08
Holding Company	(5)	54	(0.01)	0.14

Earnings from Operations	611	851	1.48	2.22
Headroom	677	1,051	1.64	2.74
Items Impacting Comparability (b)	(499)	(157)	(1.17)	(0.40)

Reported Earnings	789	1,745	1.95	4.56
NEGT (a)	(369)	(2,619)	(0.89)	(6.82)

PG&E Corporation Reported Earnings	$420	$(874)	$1.06	$(2.26)

(a)

On July 8, 2003, PG&E National Energy Group, Inc., or PG&E NEG, and certain of its subsidiaries filed voluntary petitions for relief under the provisions of Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland, Greenbelt Division. On October 3, 2003, the bankruptcy court for the District of Maryland authorized PG&E NEG to change its company name to National Energy and Gas Transmission, Inc., or NEGT.

In anticipation of NEGT's Chapter 11 filing, PG&E Corporation's representatives, who previously served on the NEGT Board of Directors, resigned on July 7, 2003 and were replaced with Board members who are not affiliated with PG&E Corporation. As a result, PG&E Corporation no longer retains significant influence over the ongoing operations of NEGT. PG&E Corporation anticipates that the bankruptcy court will approve NEGT's proposed plan of reorganization, or a plan with similar equity elimination provisions for PG&E Corporation. Therefore, effective July 8, 2003, PG&E Corporation no longer consolidates the earnings and losses of NEGT and has reflected its ownership interest in NEGT utilizing the cost method of accounting, under which PG&E Corporation's investment in NEGT is reflected as a single amount on the Consolidated Balance Sheet of PG&E Corporation at December 31, 2003. In addition, the operations of NEGT prior to July 8, 2003, are reflected as discontinued operations in the Consolidated Financial Statements.

(b)

Items impacting comparability for the quarter ended December 31, 2003 include the net effect of incremental interest costs of $97 million ($0.24 per share) from the increased amount and cost of debt resulting from the California's energy crisis and the Utility's Chapter 11 filing; increased costs of $48 million ($0.12 per share) related to the Utility's and NEGT's Chapter 11 filings and generally consisting of external legal consulting fees, financial advisory fees and other related costs and payments.

Items impacting comparability for the quarter ended December 31, 2002 include the net effect of incremental interest costs of $89 million ($0.22 per share) from the increased amount and cost of debt resulting from California's energy crisis and the Utility's Chapter 11 filing and increased costs of $56 million ($0.14 per share) related to the Utility's Chapter 11 filing and generally consisting of external legal consulting fees, financial advisory fees and other related costs.

Items impacting comparability for the year-to-date period ended December 31, 2003 include the net effect of incremental interest costs of $370 million ($0.85 per share) from the increased amount and cost of debt resulting from the California's energy crisis and the Utility's Chapter 11 filing; increased costs of $123 million ($0.30 per share) related to the Utility's and NEGT's Chapter 11 filings and generally consisting of external legal consulting fees, financial advisory fees and other related costs; and $6 million ($0.02 per share) of other costs associated with the prior year impacts of current year regulatory rulings.

Items impacting comparability for the year-to-date period ended December 31, 2002 include the net effect of incremental interest costs of $351 million ($0.91 per share) from the increased amount and cost of debt resulting from California's energy crisis and the Utility's Chapter 11 filing; the write-off of $68 million ($0.17 per share) of previously capitalized debt costs and discounts associated with PG&E Corporation's prepayment of its outstanding loans; and increased costs of $132 million ($0.34 per share) related to the Utility's Chapter 11 filing and generally consisting of external legal consulting fees, financial advisory fees and other related costs. Offsetting these decreases were the Utility's net reversal of wholesale energy charges of $352 million ($0.91 per share) and the change in the mark-to-market value of NEGT warrants of $42 million ($0.11 per share).

To enable accurate comparison to current period, certain previously disclosed items impacting comparability have been reclassed to the related operating entity in the prior period.

Reconciliation of Guidance for Earnings from Operations

	Year Ended December 31, 2004

Earnings from Operations EPS Guidance (1)	$2.00	$2.10
Estimated Items Impacting Comparability
Incremental interest expense (2)	(0.17)	(0.13)
Utility Chapter 11 related expenses (2)	(0.03)	(0.02)
Establishment of the Regulatory Assets (3)	7.12	7.12
2003 GRC settlement (4)	0.06	0.06
NEGT Chapter 11 related expenses	(0.05)	(0.03)

Reported EPS Guidance (1)	$8.93	$9.10

(1) Excludes the results of NEGT.
(2) Assumes an implementation date for the Utility's plan of reorganization of April 1 for the top of the guidance range and May 1 for the bottom of the guidance range.

(3)    Impact of recognizing $2.21 billion after-tax regulatory asset and a $800 million after-tax regulatory asset for the Utility's retained generation as provided for in the Utility's Plan of Reorganization. The estimated impact of the establishment of these regulatory assets could be affected by a settlement of generator claims and a recently proposed Enron settlement.

(4) Impact of additional 2003 natural gas revenues to be recognized in 2004 upon implementation of 2003 General Rate Case, or GRC, proposed settlement agreement.

	3 months ended		Year to date

Electric Sales (in millions kWh)	12/31/2003	12/31/2002	12/31/2003	12/31/2002

Residential	7,077	6,476	29,024	27,435
Commercial	8,186	7,599	31,889	31,328
Industrial	3,745	3,533	14,653	14,729
Agricultural	854	713	3,909	4,000
Public street and highway lighting	128	187	605	674
Other electric utilities	4	61	76	64
Sales from Energy Deliveries	19,994	18,569	80,156	78,230

Total Electric Customers	-	-	4,857,659	4,806,967

Bundled Gas Sales (in MMDTh) (1)

Residential	52	47	201	205
Commercial	21	21	82	80
Industrial	0	1	0	1
Total Bundled Gas Sales	73	69	283	286

Total Transportation Only (1)	138	130	537	510

Total Gas Sales	211	199	820	796

Total Gas Customers (2)	-	-	4,037,519	3,984,604

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	4,789	3,205	17,285	16,305
Hydro (net)	2,476	2,277	11,055	9,413
Fossil	223	326	497	845
Total Utility Generation	7,488	5,808	28,837	26,563

Purchased Power
Qualifying Facilities	4,484	4,600	18,748	20,810
Irrigation Districts	572	576	4,420	3,528
Other purchased power	2,011	874	7,589	3,833
Total Purchased Power	7,067	6,050	30,757	28,171

Delivery from DWR (1)	5,615	6,213	23,342	21,031

Delivery to Direct Access Customers	2,213	1,500	8,978	7,433

Other (includes energy loss) (1)	(2,389)	(1,002)	(11,758)	(4,968)

Total Electric Energy Delivered	19,994	18,569	80,156	78,230

Diablo Canyon Performance
Overall capacity factors (including refuelings)	100%	67%	91%	86%
Refueling outage period	-	-	2/3-3/26	4/28-5/26
Refueling outage duration (days)	-	-	51.2	30.3

(1) Certain volumes for the prior year have been reclassified to conform with the current year's presentation.
(2) Gas Customers for 2003 are represented by the number of active accounts. The 2002 figure represents a 12-month average of billing accounts.

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99	Amendment of Rights Agreement dated February 18, 2004 between PG&E Corporation and Mellon Investor Services LLC